EXHIBIT 5.01
September 29, 2006
Shutterfly, Inc.
2800 Bridge Parkway, Suite 101
Redwood City, California 94065
     Gentlemen/Ladies:
     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Shutterfly, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about September 29, 2006, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,417,165 shares of the Company’s Common Stock (the “Stock”) subject to issuance by the Company upon the exercise of (a) stock options to be granted under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) and (b) stock options granted under the Company’s 1999 Stock Plan, which plan will be terminated and under which no further options will be granted (the “1999 Plan “). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the “Plans”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.
(1)	the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 10, 2005, as amended by the Company’s Certificates of Amendment of Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 20, 2006 and September 5, 2006, as further amended by the Company’s Restated Certificate of Incorporation, to be filed with the Delaware Secretary of State immediately following the effectiveness of the Registration Statement with the Commission.

(2)	the Company’s Amended and Restated Bylaws, to be effective immediately following the effectiveness of the Registration Statement with the Commission.

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the capital plans.

(4)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(5)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession.

(6)	the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the

September 29, 2006

date hereof and a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated September 29, 2006 verifying the number of such issued and outstanding securities).
(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     Based upon the foregoing, it is our opinion that the 6,417,165 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted under the 1999 Plan or to be granted under the 2006 Plan, when issued, sold and delivered in accordance with the applicable plan to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use

September 29, 2006

in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ FENWICK & WEST LLP
FENWICK & WEST LLP